       As filed with the SEC on May 23, 2000 SEC Registration No. 333-34686

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Amendment No. 1
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PR SPECIALISTS, INC.
                (Exact name of registrant as specified in charter

                            Delaware 7311 95-4792965

         (State or other jurisdiction) (Primary Standard Industrial (IRS
                              Employer Code) Identification)
                              6041 Pomegranate Lane
                        Woodland Hills, California 91367
                                 (818) 992-7999

  (Address and telephone number of registrant's principal executive offices and principal place of business)

                                  Bryan Eggers
                              6041 Pomegranate Lane
                        Woodland Hills, California 91367
                                 (818) 992-7999

            (Name, address, and telephone number of agent for service)

                 Approximate date of commencement of proposed sale

                   to the public: As soon as practicable after

                  this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[--]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

Title of class of       Proposed maximum            Amount of
Securities to be        aggregate offering          Registration Fee
registered              price (1)

Common Stock,
Par value $0.001
per share          $625,000 $173.75


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (o) under the Securities Act.

                        PR Specialists, Inc.
               Maximum of 3,125,000 shares of our common stock.
                 The purchase price for our shares is $0.20
               Total cash proceeds if maximum issued: $312,500

This is our initial public offering so there is no public market for our shares.

We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. No one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. The offering will remain open until May 23, 2001, unless we decide to cease selling efforts prior to this date.

This is a risky investment. We have described these risks under the caption "risk factors" beginning on page 6.

          per share  underwriting discounts total
                   and commissions  to PR Specialists

per share          $0.20   none    $0.20
total maximum   $312,500   none    $312,500

The proceeds to be received by us are amounts before deducting expenses of the offering, estimated to be $50,000.

Neither the Securities and Exchange Commission nor any state securities commission have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

       The date of this prospectus is May  23, 2000

                               TABLE OF CONTENTS

SUMMARY......................................................................5

RISK FACTORS.................................................................6

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern..................................................6
PR Specialists is in the development stage and has generated no revenues to date......................................................................6
We anticipate future losses and might not become profitable..................6
Our success depends on the services of Mr. Eggers............................6
We have limited experience in attracting and retaining corporate clients......................................................................6
Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves..............................6
You may not be able to resell your shares since there has been no prior market for our common stock..................................................7

USE OF PROCEEDS.............................................................11

DETERMINATION OF OFFERING PRICE.............................................12

DILUTION....................................................................13

SELLING SECURITY HOLDERS....................................................14

PLAN OF DISTRIBUTION........................................................16

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................18

LEGAL PROCEEDINGS...........................................................18

LEGAL MATTERS...............................................................18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............20

DESCRIPTION OF SECURITIES...................................................20

SHARES ELIGIBLE FOR FUTURE SALE.............................................21

RELATED PARTY TRANSACTIONS..................................................23

BUSINESS....................................................................23

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................31

YEAR 2000 READINESS DISCLOSURE..............................................32

FINANCIAL STATEMENTS........................................................f1

                                     SUMMARY

   PR Specialists, Inc. was incorporated and began implementing phases of its business plan in March 2000. We are a publicity services firm specializing in small to medium size companies. Our principal executive offices are located 6041 Pomegranate Lane, Woodland Hills, California 91367. Our telephone number at that location is (818) 992-7999. Our web site can be located at http://www.PRspecialists.com.

Common stock  offered  for sale.    Up to a maximum of 3,125,000 shares

Price to the public. $0.20 per share in cash. However, as many as 1,562,500 shares, also valued at $0.20 per share, may be issued for services at the fair market value of the services rendered.

Number of shares outstanding
before the offering.    4,500,000 shares

Number of shares to be
outstanding after the
offering.       maximum of 7,625,000 shares
                Terms of  the  offering.   This  is a  no
                minimum  offering.  Accordingly, as
                shares  are  sold,  we will  use the
                money raised for our activities. The
                offering  will  remain  open  until
                May 23, 2001, unless we decide to cease selling efforts prior to this date.

Use of  proceeds.We intend to use the net proceeds of this
                 offering  primarily  for:
                 -> further  development of our web site,
                 -> recruiting employees,
                 -> payroll,
                 -> sales and  marketing   efforts,   and
                 ->  general   corporate purposes.

Plan of         This is a  direct  public  offering,  with no
distribution    commitment by anyone to purchase any shares.  Our shares will be offered and sold by our principal executive officer.

                                 RISK FACTORS

You should carefully consider the risks described below before making an investment decision.

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern.

   Our independent certified public accountants have pointed out that we have an accumulated deficit and negative working capital so our ability to continue as a going concern is dependent upon obtaining additional financing for our planned operations. If we do not raise additional capital then you may lose your entire investment.

PR Specialists is in the development stage and has generated no revenues to date.

   We were incorporated in March, 2000, and are, therefore, in our development stage with a limited operating history. We have not generated any revenues. We have experienced losses and an accumulated deficit of approximately $5,084 through March 31, 2000. We had no cash as of March 31, 2000. You should consider PR Specialists and our prospects in light of the risks, difficulties and uncertainties frequently encountered by companies in an early stage of development. You should not invest in this offering unless you can afford to lose your entire investment.

We anticipate future losses and might not become profitable.

   We anticipate that we will incur losses for the foreseeable future. Our operating expenses are expected to increase significantly in connection with our proposed activities. We will incur expenses in developing our web site, recruiting employees, payroll and to establish our brand name. We cannot be sure that we can achieve sufficient revenues in relation to our anticipated expenses to become profitable. If we do become profitable, we cannot be sure that we can maintain or increase our profitability.

Our success depends on the services of Mr. Eggers.

     Mr. Eggers originated the plan for PR Specialists, and we continue to be dependent on his efforts to oversee the development of the web site, to recruit additional employees, to obtain clients and for managing our sales and marketing programs. If we lose his services and can not find a suitable replacement we may have to cease operations. We do not have insurance covering the life of Mr. Eggers.

We have limited experience in attracting and retaining corporate clients.

   Our operating results will depend to a large extent on attracting and retaining corporate clients. To date, we have no agreements with any corporate clients and we have very limited capabilities and experience in securing corporate clients. In the future, we could be dependent for a substantial portion of our sales and development on one or a very small number of corporate clients. In that event, the loss of one or more significant corporate clients could have a material adverse effect on our business and financial condition.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

   No underwriter has been retained by us to sell these securities. This offering is being conducted as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our officer will be selling shares on his own and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially effected, and you may lose all or substantially all of your investment.

You may not be able to resell your shares since there has been no prior market for our common stock.

      Since there has been no prior market for our shares, we can not assure you that a market will develop or that one will be maintained. We intend to apply to have our shares quoted on the bulletin board maintained by the National Association of Securities Dealers, Inc. but we can not assure you that we will succeed. Even with a market maker, the nature of this offering, the possible lack of earnings history and the absence of dividends in the foreseeable future for the business we acquire may impede the development of an active and liquid market for common stock. You should carefully consider the limited liquidity of your investment in the shares. As a consequence, you could find it more difficult to dispose of, or to obtain accurate quotations as to the price of your shares.

                                 USE OF PROCEEDS

   Assuming we are able to sell all of the shares we are offering, we expect to net approximately $262,500, after deducting the estimated expenses of the offering of approximately $50,000 and assuming that half of the shares offered are issued for services.

   The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved. Specifically, the first entry is for the relatively fixed costs associated with conducting this offering and so are not likely to change. The next entry is for sales and marketing, with the remaining entries presented in their order of importance to us and our success.

Application of              500,000     1,562,500
Net Proceeds            shares sold   shares sold

Offering Costs            $  50,000      $ 50,000
Sales and marketing           5,000        50,000
Public Relations Staff       30,000       150,000
Corporate web site            1,000         2,500
Working capital               5,000        50,000
  Total                   $ 100,000      $312,500

The following table explains our anticipated issuance of shares for services, based upon various levels of issuance. Specifically, the first entry is for sales and marketing, the second entry for public relations consultants and the final entry is for our web site development. There have been no services performed, and we do not anticipate that there will be any, by any of our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds or shares from this offering.

Application of              500,000      1,562,500
fair value                   shares         shares
of shares
issued for services

Sales and marketing      $   45,000        150,000
Public Relations Consultants 50,000        150,000
Corporate web site            5,000         12,500
  Total                   $ 100,000       $312,500

   In general, the more shares we are able so sell, the more we will be able to quickly retain employees, conduct sales and marketing activities and generally grow our business. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of our officer who will not receive any commissions.

   There is no minimum amount that must be sold in this offering and there is no minimum or maximum amount that must be purchased by each investor. We may not be able to raise the additional funds we need to operate our business. If we receive no or nominal proceeds we will not remain as a viable going concern and investors may lose their entire investment.

   Our management will have broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

   In the event we receive cash proceeds and services of $100,000, we believe that these net proceeds, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for at least twelve months following the date these proceeds are raised. As set forth in the above table, if we receive net proceeds in amounts less than $100,000, this twelve-month time frame will probably be diminished and our business plans will have to be decreased. None of the offering proceeds we receive will be used to make loans to officers, directors and/or affiliates. In addition, none of the offering proceeds will be used to acquire other companies or businesses.

   Our president has never been paid any salary from us. Although he has not been paid, our president has agreed to continue to work for us until the offering is closed or abandoned. Our president will be entitled to begin to receive an annual salary of $65,000 only when we have issued $100,000 worth of our shares, or when client revenues are sufficient to provide a full or partial salary. We believe that this level of funding will allow us to generate revenues that will allow our officers' salary to be paid out of our operating profits. Our officer understands that if these amounts of gross proceeds or net operating profits are never generated, he has little chance of ever being paid for his services to us.

   Our description represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including expected size of our client base, growth of our staff and revenues. We assumed that our proposed services could be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate or new activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

   If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to fund acquisitions, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not become available if needed.

                         DETERMINATION OF OFFERING PRICE

   There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

   Purchasers of the shares will experience immediate and substantial dilution in the value of their shares after purchase. The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

   At March 31, 2000, we had a net tangible book value of $0 or $0.00 per share. After giving effect to the cash sale of the maximum of 1,562,500 shares and the receipt of $262,500 in cash, less offering expenses estimated at $50,000, our adjusted net tangible book value at March 31, 2000 would have been approximately $262,500 or $.03 per share. This represents an immediate increase in net tangible book value of $.03 per common share if we are able to complete the maximum offering to the existing shareholders. Completing the maximum offering would result in an immediate dilution of $.17 per common share to persons purchasing shares in this offering.

The following table explains the dilution of this offering, based upon various levels of sales achieved:

            March 31,   500,000 1,562,500
              2000  shares soldshares sold

Public offering

price per share      n/a         $0.20    $0.20

Net tangible
book value
per share of
common stock
before the offering  $0           n/a     n/a

Pro forma
net tangible
book value per
share of common
stock after the
offering              n/a        $0.01    $0.03

Increase to
net tangible
book value per
share attributable
to purchase of
common stock by
new investors         n/a        $0.01     $0.03

Dilution to
new investor          n/a        $0.19     $0.17


                              PLAN OF DISTRIBUTION

General

   We are offering up to a maximum of 1,562,500 shares at a price of $0.20 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

   There is no public market for our shares but we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

   He is not subject to a statutory  disqualification as that term is defined in
   Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

   He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

   He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

   He will restrict his participation to the following activities:

   A.  Preparing  any  written   communication  or  delivering  any
   communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

   B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

   C.   Performingministerial   and   clerical   work   involved   in
   effecting   any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The offering will remain open until May 23, 2001, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our officer, existing stockholders and affiliates may purchase shares in this offering. There is no limit to the number of shares they may purchase.

No escrow of proceeds

   There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Shares issued for services

   As many as 1,562,500 shares may be issued for services. Any shares that are issued for services will be valued at $0.20 per share, which is the amount we could have received if we sold the shares instead of issuing it for services.

   We do not currently have any agreements with others to issue shares for services. However, we do anticipate that in the future, we may issue shares for web site development, sales and marketing, Internet access and other services. When we issue shares for services, the value of the services must be a fair market value. The fair market value of the service provided will be determined by our president and will be based upon a reasonable evaluation of market rates and values for specific services.

          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section on page *. Therefore, you should not place undue reliance upon these forward-looking statements.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                LEGAL PROCEEDINGS

We are not a party to or aware of any threatened litigation of a material nature.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Hoge, Carter & Holmes PLLC, Dallas TX.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our director and executive officer, who will serve in the same capacity with us upon completion of the offering. Our executive officer was elected to his position in March 2000.

Name              Age   Title

Bryan Eggers      51    president and director

There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

    Mr. Eggers has served as president and director since March 2000. From November 1999 until March 2000, he served as an independent public relations consultant. From December 1998 until November 1999, he served as vice president of public relations of CDbeat.com, an Internet music software company. From August 1998 until December 1998, Mr. Eggers served as an independent public relations consultant. From May 1996 until August 1998, Mr. Eggers served as the Marketing Communications Manager of Luckman Interactive, an Internet software development company. From April 1994 until May 1996, Mr. Eggers served as a Public Relations Specialist for the Dataproducts Division of Hitachi, a computer printer manufacturer. From May 1993 until April 1994, Mr. Eggers served as a consultant for public relations and marketing for Now-Online, Inc., an Internet service provider.

   Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended March 31, 2000, by our executive officer whose salary and bonus for the period exceeded $100,000.

                           Summary Compensation Table

                          Long-Term Compensation Awards

Name and Principal      Compensation - 2000
Position      Salary   ($) Bonus   ($)Number of shares
             ---------- ---------   Underlying Options (#)

Bryan Eggers, president     None  None    None

Mr. Eggers is currently employed by PR Specialists, Inc. at an annual salary of $65,000 per annum according to a one year written employment agreement signed on March 21, 2000. Mr. Eggers is not accruing or entitled to any compensation and will not be paid until we raise at least $100,000 from this offering, or when client revenues are sufficient to provide a full or partial salary. His employment agreement provides for reimbursement of business related expenses, two weeks of vacation per calendar year, medical and disability benefits, additional benefits as offered by us and bonus entitlement. Until there is an independent board member, Mr. Eggers has verbally agreed not to receive any benefits or bonus from PR Specialists, Inc. The employment contract also contains standard non-compete, termination, confidentiality and other clauses.

We do not presently have a stock option plan but intend to develop an incentive-based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Conflict of Interest - Management's Fiduciary Duties

   A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Management's interest in their own financial benefit may at some point compromise their fiduciary duty to you.

   No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by management or any present shareholder, director or promoter. No proceeds from this offering will be loaned to any current management or director. We also will not purchase the assets of any company, which is beneficially owned by any of our officers, directors, promoters or affiliates.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered. All shareholders have sole voting and investment power over the shares beneficially owned. Included within this table is information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options. Although our officer may purchase shares in this offering, the following amounts assume that our officer does not purchase any additional shares.

Beneficial ownership      shares owned       Percentage  of shares
class of common stock           before       after
                              offering       offering

Bryan Eggers                 3,000,000       66.67%      40.98%
6041 Pomegranate Lane
Woodland Hills, California 91367

Joel Arberman
444 Bedford Street

Stamford, Connecticut 06901    1,500,000     33.33%      20.49%

                            DESCRIPTION OF SECURITIES

Current capital structure

   As of the date of this prospectus, we have 20,000,000 shares of common stock, par value $0.001, authorized, with 4,500,000 shares outstanding held of record by 2 stockholders.

Common stock

   The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available. In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. When issued for the consideration outlined in this prospectus, all of the outstanding shares of common stock will be fully paid and non-assessable.

Preferred stock

   PR Specialists is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001. Our board of directors is empowered, without shareholder approval, to issue additional series of preferred stock with any designations, rights and preferences as they may from time to time determine. Thus, preferred stock, if issued, could have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the common stock. Preferred stock, if issued, could be utilized, under special circumstances, as a method of discouraging, delaying or preventing a change in control of our business.

     Options and Warrants. We do not presently have any options or warrants authorized. However, our board of directors may later determine to authorize options and warrants.

   Dividend Policy. To date, we have not paid any dividends. The payment of dividends, if any, on the common stock in the future is within the sole discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. The board of directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

     Transfer Agent and Registrar. We intend to use Interwest Transfer Company, Inc. as our transfer agent for the common stock.

SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of this offering, we will have 7,625,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 3,125,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

   The remaining 4,500,000 of common stock held by existing stockholders were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. Of these shares, 4,500,000 shares will become eligible for sale on March 21, 2001, subject to the limitations of Rule
144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

    In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

   Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with those requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny stock regulation

Broker- dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

   As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of PR Specialists, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RELATED PARTY TRANSACTIONS

On March 21, 2000, we issued 3,000,000 shares to our president Mr. Eggers, and 1,500,000 shares to Mr. Arberman, a founder. Each received their shares for nominal corporate organization services provided.

Mr. Eggers, our president, provides various equipment and a portion of his home for office space for no consideration. The value of this equipment and office space are considered to be insignificant.

There have been no other transactions between us and Mr. Arberman, aside from nominal corporate organization services he provided.

All future transactions between PR Specialists, Inc. and its officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

BUSINESS

General

   PR Specialists was incorporated in March 2000. Although PR Specialists is only recently organized and has few tangible assets, PR Specialists is not a "blank check" company. A company is considered "blank check" when it is development stage and has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company. We are a publicity services firm specializing in small and medium size businesses.

Our market

    Publicity is a method of promotion that allows a company to achieve marketing goals using editorial coverage as opposed to paid advertising. Publicity can develop a client's corporate identity, enhance credibility, help develop strategic business relationships and increase the sales of products or services. The cost of obtaining editorial coverage using publicity can be significantly less than buying traditional advertising and is often more effective. Many companies have successfully launched new products using only low-cost publicity techniques, however, the two are often used together for maximum effect.

Prior to the development of the Internet, publicity was primarily used to obtain editorial coverage in newspapers, magazines, radio and television. Printed articles are still a key publicity goal, but the huge growth of the Internet has created new publicity opportunities. Many businesses are now adopting web sites as a tool for improving business, with many well-known companies maintaining a web presence.

Driving user traffic to web sites is considered by PR Specialists to be the number one publicity opportunity on the Internet. Almost every web site wants more traffic and is therefore a candidate for our services. Building a web site is not enough; the benefits cannot be realized unless the company's target audience can be persuaded to visit the company's site. According to the Internet Software Consortium, the number of registered domain names as of January 2000 had increased to 72,398,092. Creating a steady flow of web site traffic to a client's site requires several integrated online and offline publicity strategies. These techniques include press announcements, editorial coverage, product reviews, interviews, search engine positioning, cross-linking (site-to-site), co-promotional deals, advertising, keyword buys, targeted e-mailings, and others.

Building web site traffic is just one element of achieving marketing goals, although it may mean the difference between success and failure for companies that are solely Internet-based.

Before launching a comprehensive publicity campaign, the publicist discusses the overall goals of the campaign with the client. A good campaign will introduce the company to the market in a cost-effective manner and increase the awareness of its products, plans, issues and activities. The client may optionally want this awareness extended to the investment or fund-raising communities, local groups, affiliates, customers, members and political organizations. Other publicity campaigns are designed to promote a specific event or to increase the public profile of a key executive.

To perform the multitude of publicity services in-house, a company would have to make substantial commitments of time, money and PR personnel to keep current with rapidly changing online and offline publications, editorial contacts for

                                    16
each media, techniques for pitching stories, publicity tools and resources, and the rapidly evolving technologies for search engine positioning.

PR companies are also more effective because they can dynamically allocate specialized personnel according to the current needs of clients. PR professionals with the requisite editorial contacts and promotional skills are often in short supply and many organizations are reluctant to expand their marketing departments when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and limit workforces in the marketing areas.

Accordingly, many businesses have chosen to outsource public relations to PR agencies. These agencies can leverage accumulated strategic, technical and creative talent and track developments in a field characterized by rapidly changing media, editorial contacts and promotional techniques. A number of PR companies have emerged to address the significant and growing market for Internet-specific publicity. In the rapidly changing Internet environment, an organization that could deliver a complete promotional solution could capitalize on this opportunity to help companies promote their businesses in innovative ways.

Strategy

   Our mission is to provide the expertise and resources required to help clients promote their Internet businesses. Offering a complete solution will drive web site traffic and help clients achieve their marketing goals. To capitalize on the opportunity presented by demand for those services, we are building a professional services firm with experienced PR specialists who can develop client relationships, gain an in-depth understanding of client promotional needs, and implement a complex publicity strategy. We believe that our operational model will enable us to scale rapidly by hiring more specialists and continually expand to a more efficient internal structure.

Services

We currently offer a range of services to deliver publicity solutions designed to help clients promote their Internet businesses. As of this date, we do not have any paying clients or revenue. In each consulting engagement we intend to execute, the client can contract for the specific services it requires, depending on the nature of the engagement and the marketing goals of the client's organization. We intend to bill the majority of our engagements on a time and materials basis, although we also intend deliver solutions on a fixed-price basis. If we fail to accurately estimate the resources and time required for a project or to complete projects within budget, we would have cost overruns and, in some cases, penalties, which could hurt our business.

We currently offer the following services:

- Strategy consulting. We conduct a thorough study of a client's marketing goals to determine the ways in which publicity solutions can be used to help achieve these goals. We would deliver our recommendations, which would define the strategic basis for a comprehensive publicity solution that takes into account the client's budget, timeline and available resources.

- Publicity plan. We translate the client's marketing goals into a plan that utilizes various publicity techniques to meet the client's requirements. Our objective is to provide a complete, effective, publicity solution that can be implemented by a team of specialists to produce maximum editorial exposure and achieve the desired results.

- Press releases. Once the positioning of the client business and products is determined, contact is made with appropriate editorial contacts in the media. Press releases are written and distributed to editors using various distribution methods including PR Newswire, BusinessWire, Internet Wire, e-mail, hard copy, or telephone. Using this combination of distribution techniques ensures that each release will be seen by thousands of editorial contacts at newspapers, magazines, trade journals, Internet news sites, radio and television. We may also use other external sources that provide unique story placement or technical capabilities such as video news releases.

- Post-release support. Includes coordination of all follow-up media requests for additional information such as specifications, artwork, surveys, white papers, background information, photos and interviews with the client. This support ensures that the editors and reporters have everything they need to finish the story on deadline.

- Press kits. We help clients design a press kit containing current press releases, advisories, background information, biographies and photos.

- Editorial contact database. We maintain a master media list of all editors, reporters, reviews and analysts. These names are cross-referenced according to editorial focus. We also track the ongoing activity of each editor with each client. Names are updated frequently based on input from trade show registration lists, media guides, online sources and current magazine mastheads.

- Editorial calendars. We analyze the editorial calendars of magazines and newspapers to identify upcoming articles that can include coverage for our clients. This will ensure that the client is included in all articles related to the client's business.

- New product announcements. We obtain editorial coverage in key publications for our clients' new products to help ensure a successful rollout.

- Product reviews. We identify editorial opportunities for our clients' products and services to ensure that they are included in product reviews, comparisons, and first look articles. We coordinate these reviews, providing support and fact-checking during the product evaluation process.

- Trade show support. We coordinate the press activities for our clients at trade shows and other events. We mail press advisories, create press kits, schedule appointments with editors, and coordinate other editorial events related to the show.

- Clipping services. We use a variety of clipping services and online searches to locate articles that mention our client. These articles represent some of the tangible results of our work. Articles will be compiled into a clipping book for the client.

- Web site promotion. We work with clients to develop a strategy for achieving online marketing objectives by increasing web site traffic, strengthening brand awareness and generating sales leads.

Clients

   We do not currently have any paying clients and there are no arrangements or understandings to gain clients. If we cannot attract a client base, we will not be able to generate sufficient publicity revenue. Demand and market acceptance for Internet web site promotion is not established. We cannot be sure that the market will continue to emerge or become sustainable. If the market fails to develop or develops more slowly than we expect, then our ability to generate revenue may be materially adversely affected and we may have to cease operations. Our success will depend in great part on our ability to successfully implement our marketing and sales program and create sufficient levels of demand for our services.

   We have begun marketing our services primarily to small and medium-size companies that do not have an internal PR staff. These companies have several desirable characteristics as potential clients: a need for publicity ranging from simple press releases to complex media promotions, a need to drive traffic to web sites, a need to strengthen brand awareness, a need to increase sales of a product or service, and a reasonable budget devoted to marketing expenditures. We intend to tailor our professional services to meet the specific needs of these clients.

   Clients will typically require one of three levels of publicity. The first level is for clients whose goals can be achieved with a single press release. This type of publicity is low-cost but passive; we only pursue editors who express interest in the release. The second level involves a continuous outgoing promotion in which we aggressively identify all current and future publicity opportunities across various types of media. The third level combines this aggressive pro-active approach with the added task of coordinating reviews of products and services. Our strategy is to provide clients with long-term, ongoing services because the accumulative effect of this publicity will produce the most editorial coverage. We will target clients whose marketing needs will result in projects that will generate $1,200 to $7,500 in monthly revenues. However, in the early stages of our business, we may need to accept smaller size contracts in order to build a portfolio of references.

   Our future consulting engagements may involve projects that are critical to the operations of our clients' businesses. If we do not perform to our clients' expectations, we face potential liability. Any failure or inability to meet a client's expectations in the performance of our services could injure PR Specialists' business reputation or result in a claim for substantial damages. Our projects may involve use of material that is confidential or proprietary client information. The successful assertion of one or more large claims against us for failing to protect confidential information or failing to complete a project properly and on time could hurt us.

Marketing

   We have already begun to identify and market services to clients but we do not have any paying clients yet. Currently, our president handles our marketing. In the future, we intend to sell our services with an account executive overseeing a small staff of publicists. Our president will identify and try to retain initial publicists through networking and advertisements in sales and marketing related publications to assist us in fulfilling these positions.

    Once established, our sales staff would typically target our sales efforts at senior executives within a marketing organization. When a prospective client is interested in working with us, we will analyze which portions of its marketing and publicity we can support. Throughout this analysis, we would work with the prospective client to negotiate terms of a service agreement. Clients are expected to enter into short-term agreements with us. Our goal through this process is to demonstrate our capability to provide valuable publicity, and to obtain a longer-term service agreement with the client.

    Our marketing efforts are dedicated to demonstrating the benefits of publicity, and the effectiveness of our organization in providing complete publicity solutions, to key decision makers in client organizations. Our marketing efforts are focused on general communications and on obtaining referrals from our existing clients. In the future, we may participate in trade conferences and industry forums, and advertise in business publications. We also intend to increase our advertising and marketing expenditures in an effort to become better known in our target markets. These expenditures would cover the addition of account executives and publicists, support staff, increased advertising, increased media relations, increased presence at trade conferences, and continuing improvements to our web site.

    Our marketing budget depends on a number of factors, including our results of operations and ability to raise additional capital. In the event that we are successful in raising additional capital or our results of operations exceed our expectations, our marketing budget for the next 12-month period will increase significantly.

Strategic relationships

   We do not have any strategic relationships at this time. We intend to enter into strategic relationships with a limited number of leading marketing, advertising and web promotion companies. We believe that these relationships, which would typically be non-exclusive, would enable us to deliver to clients more effective solutions with greater efficiency because the strategic relationships could provide us with the opportunity to provide complementary services to existing agencies who provide advertising services but not publicity. These relationships could also allow more cost-effective use of press release distribution systems and other resources, and create more cross-selling opportunities. We also believe that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

Operations

   We have very limited operations. Our president currently spends a minimum of 40 hours per week working for us. Our operations are in Woodland Hills, California. We are currently borrowing all of our telecommunications and Internet equipment from our president. Our systems include one computer containing web site development, public relations, marketing and accounting software.

   We currently do not have any redundant systems that would handle our system functions in the event of a system failure, nor do we have an off-site backup of our information. In the event of a catastrophic loss at our Woodland Hills facility resulting in damage to, or destruction of, our computer, telecommunications and Internet systems, we would have a material interruption in our business operations.

Competition

   The market for Internet publicity services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Some of our larger competitors include other publicity service firms such as Ogilvy, Edelman, Nautilus and PAN Communications. Some of these competitors offer a full range of Internet publicity services and several others have announced their intention to do so.

    There are relatively low barriers to entry into our business. For example, we have no significant proprietary technology that would preclude or inhibit competitors from entering the Internet publicity services market. We expect to face additional competition from new entrants into the market in the future. Existing or future competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by us.

    We believe that the principal competitive factors in our market are strategic expertise, editorial contacts, creative skills, brand recognition, effectiveness of the delivered publicity solution, client service and price. Most of our current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for Internet publicity solutions is relatively new and subject to continuing definition, and, as a result, the core business of many of our competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect our business, results of operations and financial condition.

Regulation of our business

   We do not currently face direct regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

Employees

    As of the date of this prospectus, we have one full time employee.

   By the end of this year, we intend to retain one account representative, four publicists, and one secretary. These individuals may be part time or full time contractors or employees. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Properties

   We have our corporate headquarters in Woodland Hills, California. Substantially all of our operating activities are conducted from 200 square feet of office space provided by our president at no charge. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Legal proceedings

    We are not currently involved in any legal or regulatory proceedings or, arbitration. However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws in connection with the gathering and use of information about our users, infringing the proprietary rights of others and possible liability for product defects, errors or malfunctions.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of operations

   PR Specialists began implementing phases of its business plan in March 2000. We began by purchasing and installing office equipment, a computer, editorial database software and web site development software. We purchased the domain name www.PRspecialists.com, developed our initial web site and have developed a database of over 3,000 editorial contacts in various media. The costs for providing the nominal services are not material and are included within the professional services item of our financial statements.

   Our web site presents a variety of information that we believe will be of interest to future customers. We provide several categories of information, including:

   o our services - information about the publicity  services we offer
   o rates - a section  for  potential  customers  to obtain  quotes from us
   o benefits of publicity - the benefits of publicity and advantages of using it to promote web sites and products
   o about us - a description and background of us
   o employment - an explanation of the types of employees we are seeking
   o news - current  information  about us
   o contact us - our address, phone/fax number and email address
   o samples - we show examples of publicity that has appeared in various prominent magazines and newspapers.

   We believe that the most important portion of our web site is the section that displays examples of publicity that have been generated by our president. The samples demonstrate the wide range of editorial contacts that we posses and our ability to pitch stories to the media. Our publicity examples include front page articles on magazines, full-page articles in newspapers, announcements of new products, product reviews, and scans of our clients appearing on CNN and other TV stations.

   As a result of the initial samples, we have been able to identify several individuals and entities that were interested in us to publicize their business and in some cases create and host their web sites. In return for not charging them for our nominal services, each has agreed to serve as a reference for us, which we believe, will help us in getting paying customers. One such client is an entertainment site created by PR Specialists for former San Francisco
Chronicle columnist Jim Brachman at http://www.Brachman.com. Other clients include DigitalPayloads, DigitalXposure and Fightnews.com for which we have provided various consulting services pertaining to their PR strategies. The costs for providing the nominal services are not material and are included within the professional services item of our financial statements.

   Based upon our samples and our references, we have had several early-stage discussions with individuals that are considering hiring us to publicize their products and services. The discussions are ongoing, have not led to any contract as of the date of this date and we can not assure you that they will lead to any revenues.

   Since early March 2000, we began to identify publicists that could be retained as contractors or full-time employees. Other small companies have been identified for strategic relationships or possible acquisitions due to the complementary nature of their business and their desirable client base. Based upon our recent conversations with qualified individuals, we are comfortable that we can secure appropriate publicists and account representatives as needed and in an economical manner, to satisfy a wide variety of possible publicist projects from future clients. To date, we have not retained any contractors or employees. We plan to continue to identify suitable publicists so that we have a wide range to select from we need them.

   Beginning in the third quarter of 2000, we plan to identify an account representative that will obtain contracts for publicity clients. This individual would be compensated on a salary/commission basis, which would be calculated from the total revenues we receive as a result of their efforts.

Revenues

   We have not generated any revenues as of this date. We intend to generate revenue by offering a range of services to generate publicity that will help clients promote their businesses. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. We intend to bill the majority of our engagements on a time and materials basis, although we also intend to deliver solutions on a fixed-price basis.

Cost of revenues

   As we grow, our operating expenses will increase in connection with building and maintaining our team of publicists, sales, general and administrative needed to support our growth.

   Publicity expenses will consist primarily of compensation for publicists that provide us with creative writing, editorial contacts and the skills to pitch stories to the media. We expect to significantly increase our publicist, sales and support staff expenses in absolute dollars as we secure new clients. Some of these expenses may be paid through the issuance of shares.

   Sales and marketing expenses will consist primarily of compensation for account executives, travel, public relations, sales and other promotional materials, trade shows, advertising, and other sales and marketing programs. We expect to continue to increase our sales and marketing expenses in absolute dollars in future periods to promote our brand, to pursue our business development strategy and to increase the size of our sales force. Some of these expenses may be paid through the issuance of shares.

   General and administrative expenses will consist primarily of compensation for personnel and fees for outside professional advisors. We expect that general and administrative expenses will continue to increase in absolute dollars in future periods as we continue to add staff and infrastructure to support our expected domestic and international business growth and bear the increased expense associated with being a public company. Some of these expenses may be paid through the issuance of shares.

   We anticipate that we will incur net losses for the foreseeable future. The extent of these losses will be contingent, in part, on the amount of net revenue generated from clients. There can be no assurance that our operating losses will not increase in the future or that we will ever achieve or sustain profitability.

Limited operating history

   Our limited operating history makes predicting future operating results very difficult. We believe that you should not rely on our current operating results to predict our future performance. You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets. We may not be successful in addressing these risks and difficulties.

   Our fiscal year ends December 31.

Results of operations

   For the period March 21, 2000 to March 31, 2000, we did not generate any operating revenues and incurred a cumulative net loss of approximately $5,084. Our operating expenses consist of organizational costs including accounting, incorporation and state fees as well as the purchase of office supplies and communications expenses.

   The results of operations for the period March 21, 2000 to March 31, 2000 are not indicative of the results for any future interim period. We expect to expand our business and client base, which will require us to increase our sales and marketing and to hire additional employees, which will result in increasing expenses.

Liquidity and capital resources

   Our operating and capital requirements have exceeded our cash flow from operations as we have been building our business. During the period March 21, 2000 to March 31, 2000 we used cash of approximately $5,084 for operating and investing activities, which have been primarily funded by $5,084 in capital contributions from our stockholders. At March 31, 2000 we had no cash. The costs of this offering are being paid for by our existing shareholders.

   We expect to make expenditures of at least $100,000 during the twelve months following the closing of this offering. These expenditures will be used to continue web site development, recruiting employees, payroll, begin sales and marketing and for general working capital.

   We have an accumulated deficit and negative working capital and accordingly, our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our planned operations.

   If we are successful in selling at least 500,000 of the shares offered, the $100,000 of proceeds generated will be sufficient to maintain our operations for at least 12 months after completion of the offering. If independent contractors accept stock for their services then we might be able to reduce our cash requirements. As many as half of the 3,125,000 shares offered may be issued for services. If we are unable to raise these funds we will not remain as a viable going concern and investors may lose their entire investment.

   As a result of our limited operating history, we have limited meaningful historical financial data upon which to base planned operating expenses. Accordingly, our anticipated expense levels in the future are based in part on our expectations as to future revenue. We expect that these expense levels will become, to a large extent, fixed. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast. In addition, there can be no assurance that we will be able to accurately predict our net revenue, particularly in light of the intense competition for Internet professional services, our limited operating history and the uncertainty as to the broad acceptance of the web and Internet. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make predictions would have a material adverse effect on our business, results of operations and financial condition

Material agreements

    To date, we have not entered into any arrangements with any corporate customer.

   In March 2000, we entered into a one year employment agreement with Bryan Eggers, our president. Mr. Eggers will be compensated at the rate of $65,000 per year. However, no compensation shall be paid until we raise gross investment proceeds exceeding $100,000, or when client revenues are sufficient to provide a full or partial salary.

YEAR 2000 READINESS DISCLOSURE

   We are not currently aware of any Year 2000 compliance problems relating to our software or systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix any problems. There can be no assurance that third-party software, hardware, or services incorporated into our systems will not need to be revised or replaced, which could be time consuming and expensive. Our failure to fix our software or to fix or replace third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in our software and systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time-consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, internet access companies, third-party service providers and others outside our control will be Year 2000 compliant. The failure by those entities to be Year 2000 compliant could result in a systematic failure beyond our control, including prolonged internet, telecommunications or electrical failure. That type of failure could prevent us from delivering our services, decrease the use of the internet or prevent users from accessing our websites any of which would have a material adverse effect on our business, results of operations and financial condition.

As of this date, we have not experienced any year 2000 related computer problems.

WHERE YOU CAN FIND MORE INFORMATION?

   We have not been subject to the reporting requirements of the Securities Exchange Act of 1934, prior to completion of this offering. We have filed with the SEC a registration statement on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information with respect to us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and our exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the world wide web at http://www.sec.gov.

   You can also call, write or email us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                              PR Specialists, Inc.

                        (A Development Stage Enterprise)

                  Financial Statements as of and for the period

                                 March 21, 2000

                   (date of incorporation) to March 31, 2000

                                       and

                          Independent Auditors' Report

                              PR Specialists, Inc.

                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

Independent Auditors' Report                  F-2

Financial Statements as of and for the
period  March  21,  2000  (date  of
incorporation) to March 31, 2000:

   Balance Sheet                              F-3

   Statement of Operations                    F-4

   Statement of Stockholders' Equity          F-5

   Statement of Cash Flows                    F-6

   Notes to Financial Statements              F-7






                                       F-1

[ Letterhead of Kingery, Crouse & Hohl, P.A.]

INDEPENDENT AUDITORS' REPORT

To the Stockholders of PR Specialists, Inc.:

We have audited the accompanying balance sheet of PR Specialists, Inc. (the "Company"), a development stage enterprise, as of March 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the period March 21, 2000 (date of incorporation) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2000, and the results of its operations and its cash flows for the period March 21, 2000 (date of incorporation) to March 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage, has an accumulated deficit, anticipates incurring net losses in the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, no significant capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        Kingery Crouse & Hohl P.A.

April 6, 2000
Tampa FL

                                       F-2

                              PR Specialists, Inc..
                        (A Development Stage Enterprise)

                       BALANCE SHEET AS OF MARCH 31, 2000

ASSETS                                                  $     -
------




LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES                                              $     -
                                                         -     -


STOCKHOLDERS' EQUITY:
 Common stock - $.001 par value - 20,000,000 shares
   authorized; 4,500,000 shares issued and outstanding     4,500
 Preferred stock - $.001 par value - 5,000,000 shares
   authorized;  no shares issued and outstanding               -
 Additional paid-in capital                                  584
   Deficit accumulated during the development stage       (5,084)
                                                          -------


    Total stockholders' equity                                 -
                                                               -


Total                                                    $     -
                                                         =     =






See notes to financial statements
                        F-3

                              PR Specialists, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
             for the period March 21, 2000 (date of incorporation)
                                to March 31, 2000

EXPENSES:

   Professional  fees - related party             $ 1,500
   Technology and content - related party           3,000
   Filing fees                                        584

NET LOSS                                          $ 5,084
                                                  = =====

NET LOSS PER SHARE:

   Basic                                          $     -
                                                  =     =

   Weighted average number of shares - basic    4,500,000
                                                =========







See notes to financial statements

                                       F-4

                              PR Specialists, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF STOCKHOLDERS' EQUITY
             for the period March 21, 2000 (date of incorporation)
                                to March 31, 2000

                                 Common                        Deficit
                                 Stock                        Accumulated
                           --------------------   Additional   During the
                                       Par       Paid-In      Development
                            Shares     Value     Capital      Stage        Total
                          ----------  -------  -----------  -----------  -------
Balances, March 21,
2000 (date of                  -   $    -     $        -    $        -   $    -
incorporation)

Issuance of common        4,500,000     4,500         584            -    5,084
stock

Net loss for the period,
 March 21, 2000(date of Incorporation) to
  March 31, 2000               -        -              -        (5,084)  (5,084)
                          ----------  -------  -----------  -----------  -------
Balances, March 31,       4,500,000 $  4,500  $       584   $   (5,084)  $    -
2000                      ==========  =======  ===========  ===========  =======



See notes to financial statements

                                       F-5

                              PR Specialists, Inc.
                        (A Development Stage Enterprise)

                            STATEMENT OF CASH FLOWS
             for the period March 21, 2000 (date of incorporation)
                                to March 31, 2000

CASH USED IN OPERATING  ACTIVITIES - Net loss                  $ (5,084)
 Adjustment to reconcile net loss to
  net cash used in operating activities - Non cash expenses       4,500
                                                                  -----


NET CASH USED IN OPERATING ACTIVITIES                              (584)

CASH FLOWS FROM FINANCING ACTIVITIES -

   Proceeds from issuance of stock                                  584
                                                                    ---


NET CASH PROVIDED BY FINANCING ACTIVITIES                           584

NET INCREASE IN CASH AND CASH EQUIVALENTS                             -

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        -

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $     -
                                                                =     =



    Interest paid                                               $     -
                                                                =     =

    Taxes paid                                                  $     -
                                                                =     =







See notes to financial statements

                                       F-6

                              PR Specialists, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

PR Specialists, Inc. (the "Company") was incorporated under the laws of the state of Delaware on March 21, 2000. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, is a publicity services firm intending to serve small to medium size companies. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

Technology and Content

      Technology and content expenses are generally expensed as incurred and consist principally of payroll and related expenses for development, editorial systems and telecommunications operations personnel and consultants, system and telecommunications infrastructure and costs of acquired content.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of approximately $5,084 through March 31, 2000, anticipates incurring net losses for the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note F), however; there is no assurance that they will be successful in their efforts to raise capital. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                        F-7

NOTE C - RELATED PARTY TRANSACTIONS

On March 21, 2000, the Company executed a one year employment contract with its President, which requires annual compensation of approximately $65,000 plus certain bonuses and fringe benefits (as defined in the agreement). The agreement shall become effective upon the date on which the Company has issued more than $100,000 of its stock or when client revenues are sufficient to provide a full or partial salary.

During the period March 21, 2000 (date of incorporation) to March 31, 2000, and for the time prior to incorporation, the Company's President provided various equipment, technology and content services and a portion of his home for office space for consideration of $3,000 and the Company's other shareholder provided services for consideration of $1,500, including time spent prior to incorporation. The value of this equipment, services and office space have been recorded as operating expenses in the accompanying statement of operations and has been ascribed to the 4,500,000 shares of common stock issued at formation which has been included in the statement of stockholders' equity.

NOTE D - INCOME TAXES

During the period March 21, 2000 (date of incorporation) to March 31, 2000, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

At March 31, 2000, the Company had a net operating loss carryforward of approximately $5,000 for income tax purposes. This carry forward is available to offset future taxable income through the period ended December 31, 2020. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset as its realization did not meet the required asset recognition standard established by SFAS 109.

NOTE E - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. As of March 31, 2000 there were no dilutive shares outstanding; accordingly diluted net loss per share and basic net loss per share are the same.

NOTE F - COMMON STOCK OFFERING

The Company intends to file a registration statement with the Securities and Exchange Commission to sell up to 3,125,000 shares of its common stock for $0.20 per share. As many as 1,562,500 of these shares may be issued in exchange for services. The offering will be on a best-efforts, no minimum basis. As such, there will be no escrow of any of the proceeds of the offering and the Company will have the immediate use of such funds to finance its operations. Costs of the offering are estimated to be $50,000 and will be recorded as a reduction of the amount of contributed capital.

                                       F-8

May 23, 2000

                              PR Specialists, Inc.

                        3,125,000 shares of common stock

                                   PROSPECTUS

We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in this prospectus or the affairs of our business have not changed since the date of this prospectus.

Until August 23, 2001 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The  information   required  by  this  Item  is  incorporated  by  reference  to
"indemnification" in the prospectus herein.

Item 25. Other Expenses of Issuance and Distribution.
SEC Registration Fee                                      $173.75
Blue Sky Fees and Expenses                                 $6,000
Legal Fees and Expenses                                   $30,000
Printing and Engraving Expenses                            $4,000
Accountants' Fees and Expenses                             $5,000
Miscellaneous                                           $4,826.25
   Total                                                  $50,000

The expenses, except for the SEC fees, are estimated.

Item 26. Recent sales of unregistered securities.

  The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On March 21, 2000, we issued 3,000,000 shares to our president Mr. Eggers, and 1,500,000 shares to Mr. Arberman, a founder. Each received their shares for nominal corporate organization services provided. The purchases and sales were exempt from registration under the Securities Act of 1933, (the "Securities Act"), according to Section 4(2) on the basis that the transaction did not involve a public offering.

Item 27. Exhibits.

The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

Number  Exhibit Name
*1.1  Subscription Agreement
*3.1  Articles of Incorporation
*3.2  By-Laws
 5.0  Opinion Regarding Legality

*10.1 Employment Agreement with Bryan Eggers.
 23.1 Consent of Expert
 24.1 Consent of Counsel

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

   To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933;

   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Woodland Hills, State of California, on April 6, 2000.

(Registrant)  PR Specialists, Inc.

By (signature and title)      /s/ Bryan Eggers
                       president, treasurer, and director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature) /s/ Bryan Eggers

(title)      president,  chief executive officer,
             secretary,  chairman of the board
(date)        May 22, 2000

(signature)        /s/  Bryan Eggers
(title)       Chief Accounting Officer

(date)        May 22, 2000

       As filed with the SEC on May 23, 2000 SEC Registration No.333-34686

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                                  ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              PR Specialists, Inc.

(Consecutively numbered pages * through  * of this Registration Statement)

                                INDEX TO EXHIBITS

   SEC REFERENCE  TITLE OF DOCUMENT LOCATION

   NUMBER

   1.1   Subscription Agreement     Previous Filing

   3.1   Articles of Incorporation  Previous Filing

   3.2   Bylaws                     Previous Filing

   5  Consent of HOGE,              Previous Filing
      HOLMES & CARTER, PLLC

  10.1  Employment Agreement        Previous Filing
        for Bryan Eggers

  23  Consent of KINGERY, CROUSE
      & HOHL, P.A,        This Filing
                          Page